ALLEZOE MEDICAL HOLDINGS, INC.
INDEPENDENCE STANDARDS FOR DIRECTORS

WHEREAS, the Corporation has a need for a determination of independence of its directors,

RESOLVED, that the Corporation shall determine that, for purposes of its board of directors and committees thereof, “independent director” means that the director (including any member of the director's immediate family):

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within the last three (3) years, has not received more than $60,000 per year in direct compensation from the Corporation or any of its affiliates other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

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within the last three (3) years, has not been affiliated with or employed by any independent audit firm presently acting as auditor of the Corporation or an affiliate of the Corporation or having acted as such an auditor during the previous 5 years;

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within the past three (3) years, has had no personal service relationships and has not been affiliated with an organization that has had a personal service relationship with the Corporation, or with a member of the Corporation's senior management;

•	within the past three (3), has not accepted any fee or compensation from the Corporation other than director's fees and compensation;
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 within the last three (3) years, has not had any material business relationship (such as commercial, industrial, consulting, legal, or accounting) with the Corporation for which the Corporation has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission; and

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within the past three (3) years, has not been part of an interlocking directorate in which an executive officer of the Corporation serves on the compensation committee or a committee of a similar nature of another company that concurrently employs the director.

FURTHER RESOLVED, that this definition shall be subject to and revised in the event that more stringent standards are imposed by the Securities and Exchange Commission or by any exchange on which securities of the Corporation are listed and traded.